UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2015

SEATTLE GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21823 30th Drive SE Bothell, Washington 98021		98021
(Address of principal executive offices)		(Zip Code)

(425) 527-4000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2015, the Board of Directors (the “Board”) of Seattle Genetics, Inc., a Delaware corporation (the “Company”), amended and restated the bylaws of the Company, dated July 8, 2003 (as so amended and restated, the “Bylaws”). The amendments generally update the Bylaws to reflect changes in law and practice, including the ability of Delaware corporations to set two record dates for meetings (for notice of the meeting and for the right to vote) and to hold stockholder meetings electronically, and the use of “householding” and electronic transmission for delivery of proxy materials, including the posting of proxy materials on an electronic network with separate notice of such posting. Provisions consistent with Delaware law concerning the role of inspectors of election were added, and the provisions concerning the duties of officers were substantially abbreviated. In addition, a provision was added addressing the organization of stockholder meetings and reducing quorum requirements for Board meetings from a majority of the authorized directors to a majority of directors then in office, so long as this number is at least a third of the number of authorized directors.

Furthermore, the Bylaws were amended to revise, and to consolidate into a single provision, the notice and information requirements for stockholders to nominate a candidate for election as a director or to propose other business at a stockholder meeting, and require (i) additional limited disclosure concerning any person that may have any financial interest in a director nominee or the proposed business; (ii) a description of the material terms of any hedging, derivative or other transactions linked to the stock of the Company entered into by a disclosing person; and (iii) all information in a stockholders’ notice of a director nomination or proposed business to be updated no later than 10 days after the record date for the determination of stockholders entitled to vote at the applicable stockholder meeting. The Bylaws also were amended to include a provision permitting stockholders to nominate candidates after the deadline if the size of the Board is increased, and provide that the Company does not need to call a special meeting if a stockholder notice is received within 90 days prior to the anniversary of the last annual meeting, if a stockholder proposes business that is identical or substantially similar to business previously considered at a stockholder meeting (including the election of directors) that was held within 30 days of the notice, or if the Company calls a meeting within 90 days of the notice.

Finally, the Bylaws were (i) streamlined to eliminate provisions that were a recitation of Delaware law provisions and are often not included in modern bylaws, including those related to waiver of notice, inspection of records, checks, execution of corporate instruments, partly paid shares, and reserving Company funds for dividends and stock transfers, and (ii) amended to delete provisions related to Series A preferred stock, which is not outstanding, as the rights and powers of any future preferred stock can be set at the time of issuance. Certain provisions relating to the filling of Board vacancies and the removal of directors were also deleted because they overlapped in substance with Article VI of the Company’s Fourth Amended and Restated Certificate of Incorporation, dated March 6, 2001 and the provision concerning the powers of directors was revised to conform to Delaware law.

Page 1 of 2 Pages

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

3.1        Amended and Restated Bylaws of Seattle Genetics, Inc. as adopted November 20, 2015.

Page 2 of 2 Pages

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: November 25, 2015	By:	/s/ Clay B. Siegall
Clay B. Siegall
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Seattle Genetics, Inc., as adopted November 20, 2015.